Exhibit 99.1

THE SCO GROUP ANNOUNCES FIRST QUARTER 2004 RESULTS

LINDON, Utah—March 3, 2004—The SCO Group, Inc. (NASDAQ: SCOX), owner of the UNIX operating system and a leading provider of UNIX-based solutions, today reported revenue of $11,392,000 for the quarter ended January 31, 2004.  In the comparable quarter of the prior year, the Company generated revenue of $13,540,000.  Revenue for the first quarter of fiscal 2004 was in line with the Company’s expectations, and was comprised of $11,372,000 from UNIX products and services and $20,000 from SCOsource initiatives.

For the first quarter of fiscal year 2004, the Company reported a net loss applicable to common stockholders of $2,253,000, or $0.16 per diluted common share.  The Company reported a net loss applicable to common stockholders of $724,000, or $0.06 per diluted common share, in the comparable quarter of the prior year.  The net loss applicable to common stockholders for the first quarter of fiscal year 2004 was reduced by $3,624,000 of income resulting from the change in fair value of the derivative associated with the Company’s previously issued Series A Convertible Preferred Stock.  The loss from operations for the first quarter of fiscal year 2004 was $5,169,000 compared to a loss of $738,000 for the comparable quarter in the prior year.  The loss from operations for the first quarter of fiscal year 2004 includes costs of $3,440,000 related to the Company’s SCOsource licensing initiatives.  These initiatives had not yet commenced in the comparable quarter of the prior year.

“Our revenue and results of operations for the first quarter were consistent with our expectations,” said Darl McBride, President and CEO.  “In coming quarters, we will continue to expand our SCOsource initiatives, with an ongoing campaign to defend and protect SCO’s intellectual property assets, which will include continued end-user lawsuits and negotiations regarding intellectual property licenses.  At the same time, we are committed to supporting our extensive UNIX customer base and leveraging our UNIX business for future growth opportunities.  Over time, these two efforts are expected to yield positive long-term results for our stockholders.”

Financial Outlook

The following financial outlook reflects expected contributions from the Company’s two business lines, SCOsource and UNIX products and services.  These statements are forward looking and actual results may differ materially. See the discussion of certain risks and uncertainties related to this financial outlook at the end of this release under “Forward-Looking Statements.”

For its second fiscal quarter ending April 30, 2004, the Company currently expects total revenue to be in the range of $10,000,000 to $14,000,000.  Revenue from the Company’s SCOsource initiatives remains difficult to predict in the short-term due to the nature of these licensing transactions and the variability of the timing of revenue recognition.  However, the Company anticipates revenue from its SCOsource initiatives will increase in future periods.

Operating expenses relating to the Company’s UNIX business for the next three quarters are anticipated to decrease from the first quarter of fiscal year 2004 and comparable quarters of the prior year as the Company’s worldwide operations continue to become more efficient.  Expenses associated with SCOsource initiatives for the next three quarters are expected to remain consistent with expenses incurred in the first quarter of fiscal year 2004 as the Company continues its legal strategy to enforce and protect its UNIX intellectual property.

Conference Call

As previously announced, the Company will host a conference call at 11:00 a.m. EST today, March 3, 2004, to discuss its first quarter 2004 results.  To participate in the teleconference, please call (800) 818-5264 or (913) 981-4910, confirmation code 141144, approximately five minutes prior to the time stated above.  A listen-only Web cast of the call will be broadcast live with a replay available the following day.  The Web cast and replay may be accessed from http://ir.sco.com/medialist.efm.

Forward-Looking Statements

This press release, particularly the “Financial Outlook” section, contains forward-looking statements representing the Company’s current expectations and beliefs, including, among other things: (i) the expectation that the Company will continue to expand its SCOsource initiatives, including continued end-user lawsuits and negotiations regarding intellectual property licenses; (ii) the Company’s intention to support its UNIX customer base and leverage its UNIX business for future growth opportunities; (iii) expected consolidated revenue in the second quarter of fiscal 2004 of $10 million to $14 million with UNIX products and services revenue being consistent with or slightly lower than UNIX revenue generated in the first fiscal quarter of 2004; (iv) the Company’s anticipation that revenue from its SCOsource initiatives will increase in future periods; (v) the expectation that expenses related to its UNIX business will decrease for the next three quarters compared to the first quarter of fiscal year 2004 and comparable quarters of the prior year; and (vi) the expectation that expenses related to the SCOsource initiatives for the next three quarters will remain consistent with those expenses incurred during the first quarter of fiscal 2004.  These forward-looking statements and related assumptions are subject to risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements contained herein.  These risks and uncertainties include, without limitation: (a) risks that the Company will not be successful in its efforts to protect and enforce its intellectual property rights; (b) risks that the Company will not be able to expand and grow its core UNIX business and that such business may decline; (c) risks that the Company will face increasing competition from competing providers of operating system products and services; (d) risks that the U.S. and international economic and political conditions will worsen and adversely affect technology purchases; (e) risks that the Company’s SCOsource licensing initiatives will yield fewer licenses or less licensing revenue than anticipated or that such licensing revenue will not be generated when or in amounts currently anticipated; (f) risks that the Company will require more capital than anticipated; and (g) other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission.  These forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to update such forward-looking statements after the date hereof.

About SCO

The SCO Group, Inc. (Nasdaq: SCOX - News) helps millions of customers in more than 82 countries to grow their businesses everyday.  Headquartered in Lindon, Utah, SCO has a worldwide network of more than 11,000 resellers and 4,000 developers.  SCO Global Services provides reliable localized support and services to partners and customers.  For more information on SCO products and services, visit http://www.sco.com.

SCO and the associated SCO logo are trademarks or registered trademarks of The SCO Group, Inc. in the U.S. and other countries. UNIX is a registered trademark of The Open Group. All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

SCO Reports Fiscal 2004 First Quarter Results

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	January 31,	October 31,
	2004	2003
Assets:
Cash and cash equivalents	$57,945	$64,428
Restricted cash	550	2,025
Available-for-sale securities	6,762	4,095
Accounts receivable, net	9,151	9,282
Other current assets	1,864	2,450
Total current assets	76,272	82,280
Property and equipment, net	1,051	1,148
Goodwill and intangibles, net	9,581	10,452
Other assets	1,311	1,072
Total assets	$88,215	$94,952

Liabilities:
Accounts payable	$1,418	$1,978
Accrued payroll and accrued expenses	9,192	8,506
Accrued compensation to law firms	7,956	10,556
Deferred revenue	6,952	5,501
Derivative related to convertible preferred stock	11,600	15,224
Other current liabilities	1,824	3,347
Total current liabilities	38,942	45,112
Long-term liabilities	578	508
Minority interest	145	145
Convertible preferred stock	29,671	29,671
Stockholders’ equity	18,879	19,516
Total liabilities and stockholders’ equity	$88,215	$94,952

SCO Reports Fiscal 2004 First Quarter Results

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended January 31,
	2004	2003

Products revenue	$9,712	$11,090
Services revenue	1,660	2,450
SCOsource licensing revenue	20	—
Total revenue	11,392	13,540
Cost of products revenue	888	1,186
Cost of services revenue	1,322	1,692
Cost of SCOsource licensing revenue	3,440	—
Total cost of revenue	5,650	2,878
Gross margin	5,742	10,662
Operating expenses:
Sales and marketing	5,021	6,440
Research and development	2,707	2,650
General and administrative	2,194	1,650
Restructuring charges	—	(252)
Amortization of intangibles	787	700
Stock-based compensation	202	212
Total operating expenses	10,911	11,400
Loss from operations	(5,169)	(738)
Equity in income (loss) of affiliates	37	(25)
Other income, net	3,763	44
Loss before income taxes	(1,369)	(719)
Provision for income taxes	(128)	(5)
Net loss	(1,497)	(724)
Dividends on convertible preferred stock	(756)	—
Net loss applicable to common stockholders	$(2,253)	$(724)
Basic and diluted net loss per common share	$(0.16)	$(0.06)
Weighted average basic and diluted common shares outstanding	13,824	11,244